UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MATTEL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Mattel, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 2, 2014 (the “Original Filing”) amends the section entitled “Security Ownership of Management” set forth on pages 13 and 14 of the Original Filing generally to (i) correct beneficial ownership by certain directors, and by all current directors and executive officers as a group and (ii) correct the sub-table that itemizes restricted stock units and stock options. All other items of the Original Filing are incorporated herein by reference without changes.

CHANGES TO PROXY STATEMENT

The section entitled “Security Ownership of Management,” set forth on pages 13 and 14 of the Original Filing, is amended to read in its entirety as follows:

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 21, 2014, the record date, by (i) each director and nominee for director, (ii) our named executive officers, as described under the section “Compensation Disclosure – Compensation Discussion and Analysis” and (iii) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel as of the Record Date	Amount and Nature of Beneficial Ownership(1)(2)
Michael J. Dolan	Director	95,291
Trevor A. Edwards	Director	0
Kevin M. Farr	Chief Financial Officer	699,767
Dr. Frances D. Fergusson	Director	21,673
Timothy J. Kilpin	Executive Vice President, Global Brands Team – Boys & Girls	125,917
Geoff M. Massingberd	Executive Vice President, International	223,036
Dominic Ng	Director	18,500
Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	378,736
Vasant M. Prabhu	Director	19,673
Dr. Andrea L. Rich	Director	49,106
Dean A. Scarborough	Director	20,266
Christopher A. Sinclair	Director	49,155
Bryan G. Stockton	Chairman of the Board and CEO	985,712
Dirk Van de Put	Director	175
Kathy White Loyd	Director	7,059
All current Directors and Executive Officers, as a group (22 persons)		3,240,412	(3)

(1) Each director and executive officer named above owns or controls, or may be deemed to beneficially own or control, less than 1.0% of Mattel common stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 339,755,657 shares of Mattel common stock outstanding as of March 21, 2014.

(2) Includes shares which the individuals shown (i) will receive during the 60 day period following March 21, 2014 relating to restricted stock units (“RSUs”); (ii) will have the right to acquire upon exercise of options that are currently exercisable or will become exercisable during the 60 day period following March 21, 2014; and (iii) held as of March 21, 2014 through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

Name of Beneficial Owner	RSUs	Stock Options	401(k) Shares
Michael J. Dolan	3,766	33,000	–
Trevor A. Edwards	–	–	–
Kevin M. Farr	–	514,067	14,437
Dr. Frances D. Fergusson	3,766	–	–
Timothy J. Kilpin	–	47,536	3,222
Geoff M. Massingberd	–	127,845	–
Dominic Ng	–	9,000	–
Robert Normile	–	293,518	12,721
Vasant M. Prabhu	3,766	–	–
Dr. Andrea L. Rich	–	33,000	–
Dean A. Scarborough	3,766	12,000	–
Christopher A. Sinclair	3,766	21,000	–
Bryan G. Stockton	–	693,029	7,225
Dirk Van de Put	–	–	–
Kathy White Loyd	–	–	–
All current Directors and Executive Officers	18,830	2,148,961	53,262

(3) The amount stated represents approximately 0.95% of the outstanding shares of Mattel common stock.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 16, 2014:

The Original Filing as amended by this Amendment, the Notice of the Annual Meeting and our 2013 Annual Report are available at http://investor.shareholder.com/mattel/financials.cfm. You are encouraged to access and review all of the important information contained in the proxy materials before voting.